Exhibit 99.1

Dolby Laboratories Reports First Quarter Fiscal 2008 Results

First Quarter Revenue Grows 44 Percent Year-Over-Year

SAN FRANCISCO--(BUSINESS WIRE)--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for its first quarter of fiscal 2008.

For the first quarter, Dolby reported total revenue of $150.2 million, compared to $104.4 million for the first quarter of fiscal 2007, an increase of 44 percent. First quarter net income was $47.7 million, or $0.42 per diluted share, compared to $29.9 million, or $0.27 per diluted share, for the first quarter of fiscal 2007.

Net income for the first quarter of fiscal 2008 reflected stock-based compensation expense of $5.5 million compared to $4.9 million for the first quarter of fiscal 2007. Net income for the first quarter of fiscal 2008 includes charges related to the amortization of intangibles of $2.3 million compared to $0.5 million for the first quarter of fiscal 2007.

"Our first quarter results demonstrate Dolby’s strength across a broad range of entertainment platforms including DVD, PC, broadcast, cinema, and gaming,” said Bill Jasper, President and Chief Executive Officer, Dolby Laboratories. "We remain focused on innovation and being an essential element in the best entertainment technologies used by professionals and consumers."

Guidance

Dolby now expects fiscal 2008 revenue to be $575 million to $615 million. Net income is now expected to be $157 million to $167 million. Earnings per diluted share are now expected to be $1.34 to $1.44. While under FAS 123R, stock-based compensation expense may vary based on factors such as stock price or volatility, Dolby now expects stock-based compensation expense for the full year to be $19 million to $21 million. In addition, Dolby expects charges related to the amortization of intangibles for fiscal 2008 to be approximately $12 million, compared to $3.3 million in fiscal 2007.

The Company's Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories’ Q1 fiscal 2008 financial results at 2:00 p.m. PT/5:00 p.m. ET, Thursday, January 31, 2008.

Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing 800-762-8779. International callers can access the conference call at 480-629-9041.

A replay of the call will be available beginning at 5:00 p.m. PT on January 31 until 9:00 p.m. on February 7, 2008; dial 800-406-7325 (international callers can access the replay by dialing 303-590-3030) and enter confirmation code 3832223. An archived version of the teleconference will also be available on Dolby Laboratories' website, www.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, including net income, earnings per diluted share, stock-based compensation expense and charges relating to the amortization of intangibles for the fiscal year ending September 26, 2008, Dolby’s strength across a broad range of entertainment platforms, Dolby’s focus on innovation and having its technologies included as an essential element in entertainment technologies used by professionals and consumers, including long-term growth opportunities that may be derived therefrom, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the DVD and next-generation DVD, broadcast, personal computer, gaming, mobile, or portable device markets, and trends relating to the development of additional and newer markets for Dolby technologies; the timing of a potential US or foreign economic recession; pricing pressures; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Periodic Report on Form 10-Q or 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) develops and delivers products and technologies that make the entertainment experience more realistic and immersive. For more than four decades, Dolby has been at the forefront of defining high-quality audio and surround sound in cinema, broadcast, home audio systems, cars, DVDs, headphones, games, televisions, and personal computers. For more information about Dolby Laboratories or Dolby® technologies, please visit www.dolby.com.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. S08/19197 DLB-F

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Quarter Ended
	December 29, 2006	December 28, 2007
	(unaudited)
	(in thousands, except per share amounts)
Revenue:
Licensing	$82,375	$122,430
Product sales	15,210	20,010
Services	6,857	7,787
Total revenue	104,442	150,227

Cost of revenue:
Cost of licensing	7,660	3,263
Cost of product sales (1)	8,686	11,648
Cost of services (1)	2,683	3,055
Total cost of revenue	19,029	17,966
Gross margin	85,413	132,261
Operating expenses:
Selling, general and administrative (1)	37,311	50,986
Research and development (1)	8,836	13,907
Total operating expenses	46,147	64,893
Operating income	39,266	67,368
Other income, net	5,427	5,204
Income before provision for income taxes and controlling interest	44,693	72,572
Provision for income taxes	14,452	24,607
Income before controlling interest	30,241	47,965
Controlling interest in net income	(348)	(292)
Net income	$29,893	$47,673

Earnings per share (basic)	$0.28	$0.43
Earnings per share (diluted)	$0.27	$0.42

Weighted-average shares outstanding (basic)	107,947	110,592
Weighted-average shares outstanding (diluted)	112,767	114,700

(1) Stock-based compensation included above was classified as follows:

Cost of product sales	$218	$241
Cost of services	37	40
Selling, general and administrative	3,859	4,295
Research and development	747	890
DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28, 2007	December 28, 2007
	(unaudited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$368,467	$280,246
Short-term investments	231,217	200,727
Accounts receivable, net	28,165	37,955
Inventories	14,883	14,585
Deferred income taxes	73,686	76,086
Prepaid expenses and other current assets	17,000	19,585
Total current assets	733,418	629,184
Property, plant and equipment, net	85,552	85,079
Intangible assets, net	35,389	93,672
Goodwill	39,364	258,967
Long-term investments	73,224	29,301
Long-term deferred income taxes	12,393	17,887
Other assets	12,357	12,541
Total assets	$991,697	$1,126,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$119,068	$138,488
Income taxes payable	9,051	15,155
Current portion of debt	1,563	1,571
Deferred revenue	13,522	18,358
Total current liabilities	143,204	173,572
Long-term debt	9,691	9,209
Long-term deferred revenue	5,073	4,932
Other non-current liabilities	14,294	49,709
Total liabilities	172,262	237,422
Controlling interest	22,279	22,031
Stockholders' equity:
Class A common stock	49	50
Class B common stock	61	61
Additional paid-in capital	375,830	392,999
Retained earnings	409,749	457,710
Accumulated other comprehensive income	11,467	16,358
Total stockholders' equity	797,156	867,178
Total liabilities and stockholders' equity	$991,697	$1,126,631

CONTACT:
Dolby Laboratories
Investor:
Alex Hughes, 415-645-4572
investor@dolby.com
or
Media:
Jeanne Alford, 415-645-5000
news@dolby.com